SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 24, 2003



                                BSB BANCORP, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   DELAWARE                      0-17177                         16-1327860
---------------                -----------                   -------------------
(State or other                (Commission                     (IRS Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)


                58-68 EXCHANGE STREET, BINGHAMTON, NEW YORK 13901
                -------------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (607) 779-2525
                                                           --------------


                                 NOT APPLICABLE
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
----------------------

On December 24, 2003, BSB Bancorp, Inc. (the "Registrant") and Partners Trust Financial Group, Inc. ("Partners Trust") announced that they entered into a definitive merger agreement (the "Merger Agreement"), pursuant to which Partners Trust will acquire all of the outstanding shares of the Registrant (the "Merger"). The consideration to be paid by Partners Trust in the Merger will be 40% cash and 60% stock. The aggregate value of the transaction is approximately $347 million. A copy of the Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------


(a)      Not applicable.


(b)      Not applicable.


(c)      Exhibits.


         Exhibit
         No.      Description
         ---      -----------

         2.1 Agreement and Plan of Merger, dated as of December 23, 2003, by and among Partners Trust Financial Group, Inc., SBU Bank, Wicked Acquisition Corporation, Partners Trust, MHC, and BSB Bancorp, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BSB BANCORP, INC.
                                   -----------------
                                   (Registrant)


                                   /s/ LARRY G. DENNISTON
                                   -------------------------------
                                   Larry G. Denniston
                                   Senior Vice President and Corporate Secretary





Date: December 29, 2003

                                  EXHIBIT INDEX


         Exhibit
         No.      Description
         ---      -----------

         2.1 Agreement and Plan of Merger, dated as of December 23, 2003, by and among Partners Trust Financial Group, Inc., SBU Bank, Wicked Acquisition Corporation, Partners Trust, MHC, and BSB Bancorp, Inc.